UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014 (June 17, 2014)
_____________________

BlackRock, Inc.
(Exact name of registrant as specified in its charter)
_____________________

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 810-5300

(Former name or former address, if changed since last report.)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

In June 2012, BlackRock Advisors, LLC (“BlackRock Advisors”), a subsidiary of BlackRock, Inc. (the “Company”), announced that its then-employee Daniel J. Rice III would, among other things, no longer serve as a portfolio manager for the BlackRock Energy & Resources Portfolio in order to address any perception of a potential conflict of interest as a result of his personal investments and involvement in a family business, Rice Energy LP and related entities.  The Company concluded that there was no improper trading within the portfolios managed by Mr. Rice and that no clients were harmed.  BlackRock Advisors further announced that Mr. Rice would retire from BlackRock Advisors, which he did in December 2012. Since 2012, BlackRock Advisors has cooperated with the staff of the United States Securities and Exchange Commission (“SEC”) in an investigation of this matter.

On June 17, 2014, BlackRock Advisors received a written “Wells Notice” from the SEC staff indicating the staff’s preliminary determination to recommend to the Commission that the SEC file an action against BlackRock Advisors.

A Wells Notice is neither a formal allegation of wrongdoing nor a finding that BlackRock Advisors violated any law.  Rather, it provides BlackRock Advisors an opportunity to respond to issues raised by the SEC staff and offer its perspective prior to any SEC decision.

The SEC staff has taken the preliminary view that BlackRock Advisors’ disclosure as it related to Mr. Rice’s situation, and its policies and procedures, were inadequate.  The Wells Notice indicates that the basis of any action against BlackRock Advisors would be violations of Section 206 of the Investment Advisers Act of 1940 and Rule 206(4)-7 thereunder, as well as Rule 38a-1 of the Investment Company Act of 1940.  BlackRock Advisors does not believe these provisions were violated.

BlackRock Advisors will continue to cooperate fully with the SEC’s inquiry and intends to make a submission to the SEC staff setting forth why no action should be commenced against it.

The Company does not expect any resolution of the matter to have a material adverse effect on its financial results or operations.

Forward-looking Statements

This report, and other statements that the Company may make, contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the Company’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s SEC reports, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of the Company’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to the Company or The PNC Financial Services Group, Inc.; (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or the Company; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of the Company’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) the Company’s success in maintaining the distribution of its products; (15) the impact of the Company electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ Daniel R. Waltcher
Name:	Daniel R. Waltcher
Title:	Managing Director, Deputy General
Counsel and Assistant Secretary

Date: June 27, 2014